UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

Kirby Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	1-7615	74-1884980
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000, Houston, Texas	77007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 435-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2019, Kirby Corporation entered into an amended and restated credit agreement (the “Credit Agreement”) with a group of commercial banks that extends the term of Kirby’s existing $850 million revolving credit facility to March 27, 2024 (the “Maturity Date”) and adds a five-year term loan facility in an amount of $500 million. The Credit Agreement provides for a variable interest rate based on the London interbank offered rate (“LIBOR”) or a base rate calculated with reference to the agent bank’s prime rate, among other factors (the “Alternate Base Rate”). The interest rate varies with Kirby’s credit rating and is currently 112.5 basis points over LIBOR or 12.5 basis points over the Alternate Base Rate. Revolving credit loans are repayable on the Maturity Date. The term loan is repayable in quarterly installments commencing June 30, 2020, in increasing percentages of the original principal amount of the loan, with the remaining unpaid balance payable of 65% of the initial amount on the Maturity Date. The Credit Agreement specifies certain events of default, upon the occurrence of which the maturity of the outstanding loans may be accelerated, including the failure to pay principal or interest, violation of covenants and default on other indebtedness, among other events. Borrowings under the Credit Agreement may be used for general corporate purposes, including acquisitions. As of March 27, 2019, Kirby had outstanding borrowings under the revolving credit facility of $173,577,000 and outstanding borrowings under the term loan facility of $500,000,000.

The foregoing summary of the terms of the Credit Agreement is qualified in its entirety by reference to the copy of the agreement filed as Exhibit 10.1 to this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2019, Kirby borrowed $500 million under the term loan facility described in Item 1.01 of this report. The terms of the borrowing are summarized in the description of the Credit Agreement in Item 1.01.

Item 7.01.	Regulation FD Disclosures.

On March 28, 2019, Kirby issued a press release announcing the Credit Agreement described in Item 1.01. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description of Exhibit

10.1	Amended and Restated Credit Agreement dated as of March 27, 2019 among Kirby Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks named therein.

99.1	Press release of Kirby Corporation dated March 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

By:	/s/ William G. Harvey
William G. Harvey
Executive Vice President and Chief Financial Officer

Date: April 2, 2019

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	—	Amended and Restated Credit Agreement dated as of March 27, 2019 among Kirby Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks named therein.

99.1	—	Press release dated March 28, 2019.